Exhibit 10.1

bebe stores, inc.

1997 STOCK PLAN

(As amended and restated through August 15, 2006)

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bebe stores, inc.
1997 STOCK PLAN

1.                                       Establishment and Purpose.

The purpose of the Plan is to offer selected individuals an opportunity to acquire a proprietary interest in the success of the Company, or to increase such interest, by acquiring Shares of the Company’s Stock.  The Plan provides for the direct award or sale of Shares, the grant of Options to purchase Shares and the grant of Restricted Stock Units.  Options granted under the Plan may include Nonstatutory Options (“NSOs”) as well as Incentive Stock Options (“ISOs”) intended to qualify under Section 422 of the Code.

Capitalized terms are defined in Section 14.

2.                                       Administration.

(a)                                  Committees of the Board of Directors.  The Plan may be administered by one or more Committees.  Each Committee shall consist of two or more members of the Board of Directors who have been appointed by the Board of Directors.  Each Committee shall have such authority and be responsible for such functions as the Board of Directors has assigned to it.  If no Committee has been appointed, the entire Board of Directors shall administer the Plan.  Any reference to the Board of Directors in the Plan shall be construed as a reference to the Committee (if any) to whom the Board of Directors has assigned a particular function.

(b)                                 Authority of the Board of Directors.  Subject to the provisions of the Plan, the Board of Directors shall have full authority and discretion to take any actions it deems necessary or advisable for the administration of the Plan.  All decisions, interpretations and other actions of the Board of Directors shall be final and binding on all Participants and all persons deriving their rights from a Participant.

(c)                                  Administration with Respect to Insiders.  With respect to participation by Insiders in the Plan, at any time that any class of equity security of the Company is registered pursuant to Section 12 of the Exchange Act, the Plan shall be administered in compliance with the requirements, if any, of Rule 16b-3.

(d)                                 Committee Complying with Section 162(m).  If the Company (or any Parent or Subsidiary) is a “publicly held corporation” within the meaning of Section 162(m), the Board of Directors may establish a committee of “outside directors” within the meaning of Section 162(m) to approve any grants under the Plan which might reasonably be anticipated to result in the payment of employee remuneration that would otherwise exceed the limit on employee remuneration deductible for income tax purposes pursuant to Section 162(m).

3.                                       Eligibility and Award Limitation.

(a)                                  General Rule.  Only Employees, Outside Directors and Consultants shall be eligible for the grant of Options, the direct award or sale of Shares and the grant of Restricted

Stock Units.  For purposes of the grant of Options, “Employees,” “Outside Directors” and “Consultants” shall include prospective Employees, prospective Outside Directors and prospective Consultants to whom Options are granted in connection with written offers of an employment or other service relationship with the Company (or any Parent or Subsidiary).  Only Employees shall be eligible for the grant of ISOs.

(b)                                 Ten-Percent Shareholders.  An individual who owns more than 10% of the total combined voting power of all classes of outstanding stock of the Company, its Parent or any of its Subsidiaries shall not be eligible to be granted an ISO unless (i) the Exercise Price is at least 110% of the Fair Market Value of a Share on the date of grant, and (ii) the ISO, by its terms is not exercisable after the expiration of five years from the date of grant.  For purposes of this Subsection (b), in determining stock ownership, the attribution rules of Section 424(d) of the Code shall be applied.

(c)                                  Section 162(m) Grant Limit.  Subject to adjustment as provided in Section 9(a), at any such time as the Company is a “publicly held corporation” within the meaning of Section 162(m), no Employee or prospective Employee shall be granted one or more Options within any fiscal year of the Company which in the aggregate are for the purchase of more than one million six hundred eighty-seven thousand five hundred (1,687,500) shares (the “Section 162(m) Grant Limit”).  An Option which is canceled in the same fiscal year of the Company in which it was granted shall continue to be counted against the Section 162(m) Grant Limit for such period.

4.                                       Stock Subject to Plan.

(a)                                  Basic Limitation.  The aggregate number of Shares that may be issued under the Plan (upon exercise of Options, Stock Purchase Rights, Restricted Stock Units or other rights to acquire Shares) shall not exceed nineteen million six hundred thirteen thousand seven hundred fifty (19,613,750) Shares, subject to adjustment pursuant to Section 9.  The number of Shares that are subject to Options or other rights outstanding at any time under the Plan shall not exceed the number of Shares that then remain available for issuance under the Plan.  The Company, during the term of the Plan, shall at all times reserve and keep available sufficient Shares to satisfy the requirements of the Plan.

(b)                                 Additional Shares.  In the event that any outstanding Option, Stock Purchase Right, Restricted Stock Units or other right for any reason expires or is canceled or otherwise terminated, the Shares allocable to the portion of such award which has not been exercised or settled as of the time of such termination shall again be available for the purposes of the Plan.  In the event that Shares issued under the Plan are reacquired by the Company pursuant to any forfeiture provision, right of repurchase or right of first refusal, such Shares shall again be available for the purposes of the Plan, except that the aggregate number of Shares which may be issued upon the exercise of ISOs shall in no event exceed nineteen million six hundred thirteen thousand seven hundred fifty (19,613,750) Shares (subject to adjustment pursuant to Section 9).

5.                                       Terms and Conditions of Restricted Stock Awards or Sales.

(a)                                  Restricted Stock Agreement.  Each award or sale of Shares pursuant to Section 5 shall be evidenced by a Restricted Stock Agreement between the Participant and the Company.  Such award or sale shall be subject to all applicable terms and conditions of the Plan and may be subject to any other terms and conditions which are not inconsistent with the Plan and which the Board of Directors deems appropriate for inclusion in a Restricted Stock Agreement.  The provisions of the various Restricted Stock Agreements entered into under the Plan need not be identical.

(b)                                 Duration and Nontransferability of Stock Purchase Rights.  Any Stock Purchase Right granted pursuant to Section 5 shall automatically expire if not exercised by the Participant within 30 days after the grant of such right was communicated to the Participant by the Company in writing.  A Stock Purchase Right shall not be transferable and shall be exercisable only by the Participant to whom such right was granted.

(c)                                  Purchase Price.  The purchase price of Shares to be offered for sale pursuant to a Stock Purchase Right shall not be less than 85% of the Fair Market Value of such Shares.  Subject to the preceding sentence, the purchase price shall be determined by the Board of Directors at its sole discretion.  The purchase price shall be payable in a form or combination of the forms of consideration applicable to payment of the purchase price, as described in Section 8.

(d)                                 Restrictions on Transfer of Shares and Vesting.  Any Shares awarded or sold pursuant to this Section 5 shall be subject to such forfeiture conditions, rights of repurchase, rights of first refusal and other transfer restrictions as the Board of Directors may determine.  Such restrictions shall be set forth in the applicable Restricted Stock Agreement and shall apply in addition to any restrictions that may apply to holders of Shares generally.

(e)                                  Accelerated Vesting.  Unless the applicable Restricted Stock Agreement provides otherwise, any right to automatically reacquire for no consideration Shares awarded pursuant to this Section 5 or to repurchase Shares sold pursuant to this Section 5 at their original purchase price upon termination of the Participant’s Service shall lapse and all of such Shares shall become vested if the Company is subject to a Change in Control and the reacquisition right or repurchase right is not assigned to the entity that employs the Participant immediately after the Change in Control or to its parent or subsidiary.

6.                                       Terms and Conditions of Options.

(a)                                  Stock Option Agreement.  Each grant of an Option under the Plan shall be evidenced by a Stock Option Agreement between the Participant and the Company.  Such Option shall be subject to all applicable terms and conditions of the Plan and may be subject to any other terms and conditions which are not inconsistent with the Plan and which the Board of Directors deems appropriate for inclusion in a Stock Option Agreement.  The provisions of the various Stock Option Agreements entered into under the Plan need not be identical.

(b)                                 Number of Shares.  Each Stock Option Agreement shall specify the number of Shares that are subject to the Option and shall provide for the adjustment of such number in accordance with Section 9. The Stock Option Agreement shall also specify whether the Option is an ISO or an NSO.

(c)                                  Exercise Price.  Each Stock Option Agreement shall specify the Exercise Price.  The Exercise Price of an ISO shall not be less than 100% of the Fair Market Value of a Share on the date of grant, and a higher percentage may be required by Section 3(b).  The Exercise Price of an NSO shall not be less than 85 % of the Fair Market Value of a Share on the date of grant; provided, however, that any NSO constituting Section 409A Deferred Compensation shall comply with the requirements of Section 11 of the Plan and Section 409A of the Code.  Subject to the preceding two sentences, the Exercise Price under any Option shall be determined by the Board of Directors at its sole discretion.  The Exercise Price shall be payable in a form or combination of the forms of consideration applicable to Options, as described in Section 8.

(d)                                 Exercisability.  Each Stock Option Agreement shall specify the date when, or the terms, performance criteria or other conditions upon the satisfaction of which, all or any installment of the Option is to become exercisable.  The exercisability provisions of any Stock Option Agreement shall be determined by the Board of Directors at its sole discretion.

(e)                                  Accelerated Vesting and Exercisability.  Unless the applicable Stock Option Agreement or, with respect to any NSO constituting Section 409A Deferred Compensation, the requirements of Section 11 of the Plan and Section 409A of the Code, provides otherwise, all of a Participant’s Options shall become exercisable and vested in full if (i) the Company is subject to a Change in Control, (ii) such Options are not assumed by the surviving corporation or its parent and (iii) the surviving corporation or its parent does not substitute options with substantially the same terms for such Options.  Any options which are not assumed or substituted for in connection with the Change in Control shall, to the extent not exercised as of the date of the Change in Control, terminate and cease to be outstanding effective as of the date of the Change in Control.

(f)                                    Basic Term.  The Stock Option Agreement shall specify the term of the Option.  The term of an ISO shall not exceed 10 years from the date of grant, and a shorter term may be required by Section 3(b).  Subject to the preceding sentence, the Board of Directors at its sole discretion shall determine when an Option is to expire.

(g)                                 Transferability of Options.  No Option shall be transferable by the Participant other than by beneficiary designation, will or the laws of descent and distribution.  An Option may be exercised during the lifetime of the Participant only by the Participant or by the Participant’s guardian or legal representative.  No Option or interest therein may be transferred, assigned, pledged or hypothecated by the Participant during the Participant’s lifetime, whether by operation of law or otherwise, or be made subject to execution, attachment or similar process.  Notwithstanding the foregoing, an NSO shall be assignable or transferable to the extent permitted by the Board of Directors and set forth in the Stock Option Agreement evidencing such Option.

(h)                                 Termination of Service (Except by Death or for Cause).  Unless otherwise specified in the Stock Option Agreement, if a Participant’s Service terminates for any reason other than the Participant’s death or for Cause (as defined below), then the Participant’s Options shall expire on the earliest of the following occasions:

(i)                                     The expiration date determined pursuant to Subsection (g) above;

(ii)                                  The date three months after the termination of the Participant’s Service for any reason other than Disability; or

(iii)                               The date six months after the termination of the Participant’s Service by reason of Disability.

The Participant may exercise all or part of the Participant’s Options at any time before the expiration of such Options under the preceding sentence, but only to the extent that such Options had become exercisable before the Participant’s Service terminated (or became exercisable as a result of the termination) and the underlying Shares had vested before the Participant’s Service terminated (or vested as a result of the termination).  The balance of such Options shall lapse when the Participant’s Service terminates.  In the event that the Participant dies after the termination of the Participant’s Service but before the expiration of the Participant’s Options, all or part of such Options may be exercised (prior to expiration) by the executors or administrators of the Participant’s estate or by any person who has acquired such Options directly from the Participant by beneficiary designation, bequest or inheritance, but only to the extent that such Options had become exercisable before the Participant’s Service terminated (or became exercisable as a result of the termination) and the underlying Shares had vested before the Participant’s Service terminated (or vested as a result of the termination).

(i)                                     Leaves of Absence.  For purposes of Subsection (i) above, Service shall be deemed to continue while the Participant is on a bona fide leave of absence, if such leave was approved by the Company in writing and if continued crediting of Service for this purpose is expressly required by the terms of such leave or by applicable law (as determined by the Company).

(j)                                     Death of Participant.  Unless otherwise specified in the Stock Option Agreement, if a Participant dies while the Participant is in Service, then the Participant’s Options shall expire on the earlier of the following dates:

(i)                                     The expiration date determined pursuant to Subsection (g) above; or

(ii)                                  The date 12 months after the Participant’s death.

All or part of the Participant’s Options may be exercised at any time before the expiration of such Options under the preceding sentence by the executors or administrators of the Participant’s estate or by any person who has acquired such Options directly from the Participant by beneficiary designation, bequest or inheritance, but only to the extent that such Options had become exercisable before the Participant’s death (or became exercisable as a result of the death)

and the underlying Shares had vested before the Participant’s death (or vested as a result of the Participant’s death).  The balance of such Options shall lapse when the Participant dies.

(k)                                  Termination for Cause.  Unless otherwise specified in the Stock Option Agreement, if a Participant’s Service is terminated for Cause, the Option shall terminate and cease to be exercisable immediately upon such termination of Service.  Unless otherwise defined by the Participant’s Stock Option Agreement or contract of employment or service, for purposes of this Section 6(l) “Cause” shall mean any of the following: (1) the Participant’s theft, dishonesty, or falsification of any Company documents or records; (2) the Participant’s improper use or disclosure of a the Company’s confidential or proprietary information; (3) any action by the Participant which has a material detrimental effect on the Company’s reputation or business; (4) the Participant’s failure or inability to perform any reasonable assigned duties after written notice from the Company of, and a reasonable opportunity to cure, such failure or inability; (5) any material breach by the Participant of any employment or service agreement between the Participant and the Company, which breach is not cured pursuant to the terms of such agreement; (6) the Participant’s conviction (including any plea of guilty or nolo contendere) of any criminal act which impairs the Participant’s ability to perform his or her duties with the Company; or (7) Participant’s conviction for a violation of any securities law.

(l)                                     No Rights as a Shareholder.  A Participant, or a transferee of a Participant, shall have no rights as a shareholder with respect to any Shares covered by the Participant’s Option until such person becomes entitled to receive such Shares by filing a notice of exercise and paying the Exercise Price pursuant to the terms of such Option.

(m)                               Modification, Extension and Assumption of Options.  Within the limitations of the Plan, the Board of Directors may modify, extend or assume outstanding Options or may accept the cancellation of outstanding Options (whether granted by the Company or another issuer) in return for the grant of new Options for the same or a different number of Shares and at the same or a different Exercise Price.  The foregoing notwithstanding, no modification of an Option shall, without the consent of the Participant, impair the Participant’s rights or increase the Participant’s obligations under such Option.

(n)                                 Restrictions on Transfer of Shares and Vesting.  Any Shares issued upon exercise of an Option shall be subject to such forfeiture conditions, rights of repurchase, rights of first refusal and other transfer restrictions as the Board of Directors may determine.  Such restrictions shall be set forth in the applicable Stock Option Agreement and shall apply in addition to any restrictions that may apply to holders of Shares generally.

7.                                       Terms and Conditions of Restricted Stock Units.

(a)                                  Restricted Stock Units Agreement.  Each Restricted Stock Unit award pursuant to Section 7 shall be evidenced by a Restricted Stock Units Agreement between the Participant and the Company.  Such award shall be subject to all applicable terms and conditions of the Plan and may be subject to any other terms and conditions which are not inconsistent with the Plan and which the Board of Directors deems appropriate for inclusion in a Restricted Stock

Units Agreement.  The provisions of the various Restricted Stock Units Agreements entered into under the Plan need not be identical.

(b)                                 Purchase Price.  No monetary payment (other than applicable tax withholding, if any) shall be required as a condition of receiving a Restricted Stock Unit award, the consideration for which shall be services actually rendered to the Company, a Parent or Subsidiary, or for its benefit.

(c)                                  Vesting.  Restricted Stock Units may or may not be made subject to vesting conditions based upon the satisfaction of such Service requirements, conditions or restrictions, as shall be established by the Board of Directors and set forth in the Restricted Stock Units Agreement.

(d)                                 Voting.  A Participant shall have no voting rights with respect to shares of Stock represented by Restricted Stock Units until the date of the issuance of such shares (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company).

(e)                                  Effect of Termination of Service.  Unless otherwise provided by the Board of Directors in the grant of Restricted Stock Units and set forth in the Restricted Stock Units Agreement, if a Participant’s Service terminates for any reason, whether voluntary or involuntary (including the Participant’s death or disability), then the Participant shall forfeit to the Company any Restricted Stock Units which remain subject to vesting conditions as of the date of the Participant’s termination of Service.

(f)                                    Settlement of Restricted Stock Unit Award.  The Company shall issue to the Participant on the date on which the Restricted Stock Units subject to the Participant’s Restricted Stock Unit award vests or on such other date as determined by the Board of Directors, in its discretion, and set forth in the Participant’s Restricted Stock Units Agreement a number of whole shares of Stock equal to the number of whole Restricted Stock Units as set forth in and subject to the Restricted Stock Units Agreement which are no longer subject to vesting conditions or which are otherwise to be settled on such date, subject to withholding of applicable taxes, if any.  If permitted by the Board of Directors, the Participant may elect, consistent with the requirements of Section 11 of the Plan and Section 409A of the Code, to defer receipt of all or any portion of the shares of Stock or other property otherwise issuable to the Participant pursuant to this Section, and such deferred issuance date(s) and amount(s) elected by the Participant shall be set forth in the Restricted Stock Units Agreement.  Notwithstanding the foregoing, the Board of Directors, in its discretion, may provide for settlement of any Restricted Stock Unit award by payment to the Participant in cash of an amount equal to the Fair Market Value on the payment date of the shares of Stock or other property otherwise issuable to the Participant pursuant to this Section.  The Board of Directors, in its discretion, may provide in any Restricted Stock Units Agreement that, if the settlement of the award with respect to any shares would otherwise occur on a day on which the sale of such shares would violate the provisions of the Insider Trading Policy, then the settlement with respect to such shares shall occur on the next day on which the sale of such shares would not violate the Insider Trading Policy, but in any event on or before the later of the last day of the calendar year of, or the 15th day of the third calendar month following, the original settlement date.

(g)                                 Accelerated Vesting and Settlement of Restricted Stock Unit Awards.  Unless the applicable Restricted Stock Units Agreement provides otherwise, all of a Participant’s Restricted Stock Units shall become vested in full if (i) the Company is subject to a Change in Control, (ii) such Restricted Stock Units do not remain outstanding, (iii) such Restricted Stock Units are not assumed by the surviving corporation or its parent and (iv) the surviving corporation or its parent does not substitute a substantially equivalent award.  Except as required by Section 11 of the Plan and Section 409A of the Code with respect to any Restricted Stock Units award constituting Section 409A Deferred Compensation, Restricted Stock Units shall be settled in accordance with Section 7(f) immediately prior to the effective time of the Change in Control to the extent the Restricted Stock Units are neither assumed or substituted for in connection with the Change in Control.

(h)                                 Restrictions on Transfer of Restricted Stock Unit Awards.  Prior to the issuance of shares of Stock in settlement of a Restricted Stock Unit award, the award shall not be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, or garnishment by creditors of the Participant or the Participant’s beneficiary, except by will or by the laws of descent and distribution.

8.                                       Payment for Shares.

(a)                                  General Rule.  The entire purchase price for Shares acquired pursuant to a Stock Purchase Right or Exercise Price of Shares acquired pursuant to an Option shall be payable in cash or cash equivalents at the time when such Shares are purchased, except as otherwise provided in this Section 8.

(b)                                 Surrender of Stock.  To the extent that a Stock Option Agreement so provides, payment may be made all or in part with Shares owned by the Participant or the Participant’s representative.  Such Shares shall be surrendered to the Company in good form for transfer and shall be valued at their Fair Market Value on the date when the Option is exercised.  This Subsection (b) shall not apply to the extent that acceptance of Shares in payment of the Exercise Price would cause the Company to recognize compensation expense with respect to the Option for financial reporting purposes.

(c)                                  Services Rendered.  At the discretion of the Board of Directors, Shares may be awarded under the Plan in consideration of services rendered to the Company, a Parent or a Subsidiary prior to the award.

(d)                                 Exercise/Sale.  To the extent that a Stock Option Agreement so provides, and if Stock is publicly traded, payment may be made all or in part by the delivery (on a form prescribed by the Company) of an irrevocable direction to a securities broker approved by the Company to sell Shares and to deliver all or part of the sales proceeds to the Company in payment of all or part of the Exercise Price and any withholding taxes.

(e)                                  Exercise/Pledge.  To the extent that a Stock Option Agreement so provides, and if Stock is publicly traded, payment may be made all or in part by the delivery (on a form prescribed by the Company) of an irrevocable direction to pledge Shares to a securities broker or lender approved by the Company, as security for a loan, and to deliver all or part of the loan proceeds to the Company in payment of all or part of the Exercise Price and any withholding taxes.

9.                                       Adjustment of Shares.

(a)                                  General.  In the event of a subdivision of the outstanding Stock, a declaration of a dividend payable in Shares, a declaration of an extraordinary dividend payable in a form other than Shares in an amount that has a material effect on the Fair Market Value of the Stock, a combination or consolidation of the outstanding Stock into a lesser number of Shares, a recapitalization, a spin-off, a reclassification or a similar occurrence, the Board of Directors shall make appropriate adjustments in one or more of (i) the number of Shares available for future grants under Section 4, (ii) the number of Shares covered by each outstanding Option, Stock Purchase Right and Restricted Stock Unit award, (iii) the Section 162(m) Grant Limit set forth in Section 3(c) or (vi) the Exercise Price under each outstanding Option.  Notwithstanding the foregoing, any fractional shares resulting from an adjustment pursuant to this Section 9 shall be rounded down to the nearest whole number, and no any event may the exercise price be decreased to an amount less than the par value, if any, of the Stock.

(b)                                 Mergers and Consolidations.  In the event that the Company is a party to a merger or consolidation, outstanding Options, Stock Purchase Rights and Restricted Stock Units shall be subject to the agreement of merger or consolidation.  Such agreement, without the Participants’ consent, may provide for:

(i)                                     The continuation of such outstanding Options, Stock Purchase Right or Restricted Stock Units by the Company (if the Company is the surviving corporation);

(ii)                                  The assumption of the Plan and such outstanding Options, Stock Purchase Rights or Restricted Stock Units by the surviving corporation or its parent;

(iii)                               The substitution by the surviving corporation or its parent of options, stock purchase rights or restricted stock units with substantially the same terms for such outstanding Options, Stock Purchase Rights or Restricted Stock Units; or

(iv)                              The cancellation of such outstanding Options without payment of any consideration.

(c)                                  Reservation of Rights.  Except as provided in this Section 9, a Participant shall have no rights by reason of (i) any subdivision or consolidation of shares of stock of any class, (ii) the payment of any dividend or (iii) any other increase or decrease in the number of shares of stock of any class.  Any issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number or Exercise Price of Shares subject to an

Option.  The grant of an Option pursuant to the Plan shall not affect in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structure, to merge or consolidate or to dissolve, liquidate, sell or transfer all or any part of its business or assets.

10.                                 Securities Law Requirements.

(a)                                  General.  Shares shall not be issued under the Plan unless the issuance and delivery of such Shares comply with (or are exempt from) all applicable requirements of law, including (without limitation) the Securities Act of 1933, as amended, the rules and regulations promulgated thereunder, state securities laws and regulations, and the regulations of any stock  exchange or other securities market on which the Company’s securities may then be traded.

(b)                                 Financial Reports.  Each Participant shall be given access to information concerning the Company equivalent to that information generally made available to the Company’s common shareholders.

11.                                 Compliance with Section 409A.

(a)                                  Awards Subject to Section 409A.  The provisions of this Section 11 shall apply to any award or portion thereof that constitutes Section 409A Deferred Compensation, notwithstanding any provision to the contrary contained in the Plan or the award agreement applicable to such award.  Section 409A Deferred Compensation includes, without limitation:

(i)                                     Any NSO having an Exercise Price less than 100% of the Fair Market Value of a Share on the date of grant of the NSO or that permits the deferral of compensation other than the deferral of recognition of income until the exercise of the NSO.

(ii)                                  Any Restricted Stock Unit award if either (A) the award provides by its terms for settlement of all or any portion of the award on one or more dates following the Short-Term Deferral Period (as defined below) or (B) the Board of Directors permits or requires the Participant to elect one or more dates on which the award will be settled.

Subject to any applicable U.S. Treasury Regulations promulgated pursuant to Section 409A or other applicable guidance, the term “Short-Term Deferral Period” means the period ending on the later of (i) the 15th day of the third month following the end of the Company’s fiscal year in which the applicable portion of the award is no longer subject to a substantial risk of forfeiture or (ii) the 15th day of the third month following the end of the Participant’s taxable year in which the applicable portion of the award is no longer subject to a substantial risk of forfeiture.  For this purpose, the term “substantial risk of forfeiture” shall have the meaning set forth in any applicable U.S. Treasury Regulations promulgated pursuant to Section 409A or other applicable guidance.

(b)                                 Deferral and/or Distribution Elections.  Except as otherwise permitted or required by Section 409A or any applicable U.S. Treasury Regulations promulgated pursuant to Section 409A or other applicable guidance, the following rules shall apply to any deferral and/or distribution elections (each, an “Election”) that may be permitted or required by the Board of Directors pursuant to an award constituting Section 409A Deferred Compensation:

(i)                                     All Elections must be in writing and specify the amount of the distribution in settlement of an award being deferred, as well as the time and form of distribution as permitted by this Plan.

(ii)                                  All Elections shall be made by the end of the Participant’s taxable year prior to the year in which services commence for which an award may be granted to such Participant; provided, however, that if the award qualifies as “performance-based compensation” for purposes of Section 409A and is based on services performed over a period of at least twelve (12) months, then the Election may be made no later than six (6) months prior to the end of such period.

(iii)                               Elections shall continue in effect until a written election to revoke or change such Election is received by the Company, except that a written election to revoke or change such Election must be made prior to the last day for making an Election determined in accordance with paragraph (ii) above or as permitted by Section 11(c).

(c)                                  Subsequent Elections.  Except as otherwise permitted or required by Section 409A or any applicable U.S. Treasury Regulations promulgated pursuant to Section 409A or other applicable guidance, any award constituting Section 409A Deferred Compensation which permits a subsequent Election to delay the distribution or change the form of distribution in settlement of such award shall comply with the following requirements:

(i)                                     No subsequent Election may take effect until at least twelve (12) months after the date on which the subsequent Election is made;

(ii)                                  Each subsequent Election related to a distribution in settlement of an Award not described in Section 11(d)(ii), 11(d)(iii), or 11(d)(vi) must result in a delay of the distribution for a period of not less than five (5) years from the date such distribution would otherwise have been made; and

(iii)                               No subsequent Election related to a distribution pursuant to Section 11(d)(iv) shall be made less than twelve (12) months prior to the date of the first scheduled payment under such distribution.

(d)                                 Distributions Pursuant to Deferral Elections.  Except as otherwise permitted or required by Section 409A or any applicable U.S. Treasury Regulations promulgated pursuant to Section 409A or other applicable guidance, no distribution in settlement of an award constituting Section 409A Deferred Compensation may commence earlier than:

(i)                                     Separation from service (as determined by the Secretary of the United States Treasury);

(ii)                                  The date the Participant becomes Disabled (as defined below);

(iii)                               Death;

(iv)                              A specified time (or pursuant to a fixed schedule) that is either (A) specified by the Board of Directors upon the grant of an award and set forth in the award agreement evidencing such award or (B) specified by the Participant in an Election complying with the requirements of Section 11(b) and/or 11(c), as applicable;

(v)                                 To the extent provided by the Secretary of the U.S. Treasury, a change in the ownership or effective control or the Company or in the ownership of a substantial portion of the assets of the Company; or

(vi)                              The occurrence of an Unforeseeable Emergency (as defined by applicable U.S. Treasury Regulations promulgated pursuant to Section 409A).

Notwithstanding anything else herein to the contrary, to the extent that a Participant is a “Specified Employee” (as defined in Section 409A(a)(2)(B)(i) of the Code) of the Company, no distribution pursuant to Section 11(d)(i) in settlement of an award constituting Section 409A Deferred Compensation may be made before the date (the “Delayed Payment Date”) which is six (6) months after such Participant’s date of separation from service, or, if earlier, the date of the Participant’s death.  All such amounts that would, but for this paragraph, become payable prior to the Delayed Payment Date shall be accumulated and paid on the Delayed Payment Date.

(e)                                  Unforeseeable Emergency.  The Board of Directors shall have the authority to provide in the award agreement evidencing any award constituting Section 409A Deferred Compensation for distribution in settlement of all or a portion of such award in the event that a Participant establishes, to the satisfaction of the Board of Directors, the occurrence of an Unforeseeable Emergency.  In such event, the amount(s) distributed with respect to such Unforeseeable Emergency cannot exceed the amounts necessary to satisfy such Unforeseeable Emergency plus amounts necessary to pay taxes reasonably anticipated as a result of such distribution(s), after taking into account the extent to which such hardship is or may be relieved through reimbursement or compensation by insurance or otherwise, by liquidation of the Participant’s assets (to the extent the liquidation of such assets would not itself cause severe financial hardship) or by cessation of deferrals under the award.  All distributions with respect to an Unforeseeable Emergency shall be made in a lump sum as soon as practicable following the Committee’s determination that an Unforeseeable Emergency has occurred.

The occurrence of an Unforeseeable Emergency shall be judged and determined by the Board of Directors.  The Board of Directors’ decision with respect to whether an Unforeseeable Emergency has occurred and the manner in which, if at all, the distribution in settlement of an Award shall be altered or modified, shall be final, conclusive, and not subject to approval or appeal.

(f)                                    Disabled.  The Board of Directors shall have the authority to provide in any award constituting Section 409A Deferred Compensation for distribution in settlement of such award in the event that the Participant becomes Disabled.  A Participant shall be considered “Disabled” if either:

(i)                                     the Participant is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months, or

(ii)                                  the Participant is, by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months, receiving income replacement benefits for a period of not less than three (3) months under an accident and health plan covering employees of the Participant’s employer.

All distributions payable by reason of a Participant becoming Disabled shall be paid in a lump sum or in periodic installments as established by the Participant’s Election, commencing as soon as practicable following the date the Participant becomes Disabled.  If the Participant has made no Election with respect to distributions upon becoming Disabled, all such distributions shall be paid in a lump sum as soon as practicable following the date the Participant becomes Disabled.

(g)                                 Death.  If a Participant dies before complete distribution of amounts payable upon settlement of an award constituting Section 409A Deferred Compensation, such undistributed amounts shall be distributed to his or her beneficiary under the distribution method for death established by the Participant’s Election as soon as administratively possible following receipt by the Committee of satisfactory notice and confirmation of the Participant’s death.  If the Participant has made no Election with respect to distributions upon death, all such distributions shall be paid in a lump sum as soon as practicable following the date of the Participant’s death.

(h)                                 No Acceleration of Distributions.  Notwithstanding anything to the contrary herein, this Plan does not permit the acceleration of the time or schedule of any distribution under an award constituting Section 409A Deferred Compensation, except as provided by Section 409A and/or the Secretary of the U.S. Treasury.

12.                                 Tax Withholding.

(a)                                  Tax Withholding in General.  The Company shall have the right to deduct from any and all payments made under the Plan, or to require the Participant, through payroll withholding, cash payment or otherwise, to make adequate provision for, the federal, state, local and foreign taxes, if any, required by law to be withheld by such the Participant’s employer with respect to an award or the shares acquired pursuant thereto.  The Company shall have no obligation to deliver Shares, to release Shares from an escrow established pursuant to an award agreement, or to make any payment in cash under the Plan until such tax withholding obligations have been satisfied.

(b)                                 Withholding in Shares.  The Company shall have the right, but not the obligation, to deduct from the Shares issuable to a Participant upon the exercise or settlement of an award, or to accept from the Participant the tender of, a number of whole Shares having a Fair Market Value, as determined by the Company, equal to all or any part of the tax withholding obligations of the Participant’s employer.  The Fair Market Value of any Shares withheld or tendered to satisfy any such tax withholding obligations shall not exceed the amount determined by the applicable minimum statutory withholding rates.

13.                                 No Retention Rights.

Nothing in the Plan or in any right, Option or Restricted Stock Unit granted under the Plan shall confer upon the Participant any right to continue in Service for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Company (or any Parent or Subsidiary employing or retaining the Participant) or of the Participant which rights are hereby expressly reserved by each, to terminate his or her Service at any time and for any reason, with or without cause.

14.                                 Duration and Amendments.

(a)                                  Term of the Plan.  The Plan, as set forth herein, shall become effective on the date of its adoption by the Board of Directors, subject to the approval of the Company’s shareholders.  In the event that the shareholders fail to approve the Plan within 12 months after its adoption by the Board of Directors, any grants of Options or sales or awards of Shares that have already occurred shall be rescinded, and no additional grants, sales or awards shall be made thereafter under the Plan.  The Plan shall continue in effect until the earlier of its termination by the Board or the date on which all of the Shares available for issuance under the Plan have been issued and all restrictions on such Shares under the terms of the Plan and the agreements evidencing Options and awards granted under the Plan have lapsed.  However, all ISOs shall be granted, if at all, within ten (10) years from the earlier of the date the Plan is adopted by the Board of Directors or the date the Plan is duly approved by the shareholders of the Company.  Notwithstanding the foregoing, if the maximum number of Shares issuable pursuant to the Plan as provided in Section 4 has been increased at any time (other than pursuant to Section 9), all ISOs shall be granted, if at all, within ten (10) years from the earlier of (i) the date on which the latest such increase in the maximum number of Shares issuable under the Plan was approved by the shareholders of the Company or (ii) the date such amendment was adopted by the Board of Directors.

(b)                                 Right to Amend or Terminate the Plan.  The Board of Directors may amend, suspend or terminate the Plan at any time and for any reason; provided, however, that any amendment of the Plan which increases the number of Shares available for issuance under the Plan (except as provided in Section 9), or which materially changes the class of persons who are eligible for the grant of ISOs, shall be subject to the approval of the Company’s shareholders.  Shareholder approval shall not be required for any other amendment of the Plan.

(c)                                  Effect of Amendment or Termination.  No Shares shall be issued or sold under the Plan after the termination thereof, except in settlement of Restricted Stock Unit awards and upon exercise of an Option granted prior to such termination.  The termination of the Plan, or any amendment thereof, shall not affect any Share previously issued or any Option previously granted under the Plan; provided, however, that notwithstanding any other provision of the Plan to the contrary, the Board of Directors may, in its sole and absolute discretion and without the consent of any Participant, amend the Plan or any award agreement, to take effect retroactively or otherwise, as it deems necessary or advisable for the purpose of conforming the Plan or such award agreement to any present or future law, regulation or rule applicable to the Plan, including, but not limited to, Section 409A.

15.                                 Definitions.

(a)                                  “Board of Directors” shall mean the Board of Directors of the Company, as constituted from time to time.

(b)                                 “Change in Control” shall mean:

(i)                                     The consummation of a merger or consolidation of the Company with or into another entity or any other corporate reorganization, unless 50% or more of the combined voting power of the continuing or surviving entity’s securities outstanding immediately after such merger, consolidation or other reorganization is owned by persons who were shareholders of the Company immediately prior to such merger, consolidation or other reorganization, in substantially the same proportions as their ownership of Company stock prior to the transaction ; or

(ii)                                  The sale, transfer or other disposition of all or substantially all of the Company’s assets.

Notwithstanding the foregoing, to the extent that any amount constituting Section 409A Deferred Compensation would become payable under this Plan by reason of a Change in Control, such amount shall become payable only if the event constituting a Change in Control would also constitute a change in ownership or effective control of the Company or a change in the ownership of a substantial portion of the assets of the Company within the meaning of Section 409A.  A transaction shall not constitute a Change in Control if its sole purpose is to change the state of the Company’s incorporation or to create a holding company that will be owned in substantially the same proportions by the persons who held the Company’s securities immediately before such transaction.

(c)                                  “Code” shall mean the Internal Revenue Code of 1986, as amended, and any applicable regulations or administrative guidelines promulgated thereunder.

(d)                                 “Committee” shall mean a committee of the Board of Directors, as described in Section 2(a).

(e)                                  “Company” shall mean bebe stores, inc., a California corporation.

(f)                                    “Consultant” shall mean an individual who performs bona fide services for the Company, a Parent or a Subsidiary as a consultant or advisor, excluding Employees and Outside Directors.

(g)                                 “Disability” shall mean that the Participant is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment.

(h)                                 “Employee” shall mean any individual who is a common-law employee of the Company, a Parent or a Subsidiary.

(i)                                     “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

(j)                                     “Exercise Price” shall mean the amount for which one Share may be purchased upon exercise of an Option, as specified by the Board of Directors in the applicable Stock Option Agreement.

(k)                                  “Fair Market Value” shall mean, as of any date, the value of a Share as determined by the Board of Directors, in its sole discretion, subject to the following:

(i)                                     If, on such date, there is a public market for the Stock, the Fair Market Value of a Share shall be the closing sale price of a Share (or the mean of the closing bid and asked prices of a Share if the Stock is so quoted instead) as quoted on such national or regional securities exchange or market system as constitutes the primary market for the Stock, as reported in The Wall Street Journal or such other source as the Company deems reliable.  If the relevant date does not fall on a day on which the Stock has traded on such securities exchange or market system, the date on which the Fair Market Value shall be established shall be the last day on which the Stock was so traded prior to the relevant date, or such other appropriate day as shall be determined by the Board of Directors, in its sole discretion.

(ii)                                  If, on such date, there is no public market for the Stock, the Fair Market Value of a Share shall be as determined by the Board of Directors in good faith and in a manner consistent with the requirements of Section 409A.

(l)                                     “Insider” shall mean an officer or a director of the Company or any other person whose transactions in Stock are subject to Section 16 of the Exchange Act.

(m)                               “Insider Trading Policy” shall mean the written policy of the Company pertaining to the purchase, sale, transfer or other disposition of the Company’s equity securities by persons who may possess material, nonpublic information regarding the Company or its securities.

(n)                                 “ISO” shall mean an incentive stock option described in Section 422(b) of the Code.

(o)                                 “NSO” shall mean a stock option not described in Sections 422(b) or 423(b) of the Code.

(p)                                 “Option” shall mean an ISO or an NSO granted under the Plan and entitling the holder to purchase Shares.

(q)                                 “Outside Director” shall mean a member of the Board of Directors who is not an Employee.

(r)                                    “Parent” shall mean any corporation (other than the Company) in an unbroken chain of corporations ending with the Company, if each of the corporations other than the Company owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.  A corporation that attains the status of a Parent on a date after the adoption of the Plan shall be considered a Parent commencing as of such date.

(s)                                  “Plan” shall mean this bebe stores, inc. 1997 Stock Plan.

(t)                                    “Participant” shall mean an individual to whom the Board of Directors has granted an award pursuant to the Plan.

(u)                                 “Restricted Stock Unit” shall mean a right granted to a Participant pursuant to Section 7 of the Plan to receive a share of Stock on a date determined in accordance with the provisions of Section 7 and the Participant’s Restricted Stock Units Agreement.

(v)                                 “Restricted Stock Units Agreement” shall mean a written agreement between the Company and a Participant who is granted Restricted Stock Units under the Plan which contains the terms, conditions and restrictions pertaining to the acquisition of such award.

(w)                               “Rule 16b-3” shall mean Rule 16b-3 under the Exchange Act, as amended from time to time, or any successor rule or regulation.

(x)                                   “Section 162(m)” shall mean Section 162(m) of the Code.

(y)                                 “Section 409A” shall mean Section 409A of the Code.

(z)                                   “Section 409A Deferred Compensation” shall mean compensation provided pursuant to the Plan that constitutes deferred compensation subject to and not exempted from the requirements of Section 409A.

(aa)                            “Service” shall mean service as an Employee, Outside Director or Consultant.  Service shall not be deemed to have terminated merely because of a change in the capacity in which an individual renders Service to the Company (or any Parent or Subsidiary) or a change in the corporation for which the individual renders such Service, provided that there is no interruption or termination of the individual’s Service.

(bb)                          “Share” shall mean one share of Stock, as adjusted in accordance with Section 9 (if applicable).

(cc)                            “Stock” shall mean the Common Stock of the Company.

(dd)                          “Stock Option Agreement” shall mean the agreement between the Company and a Participant which contains the terms, conditions and restrictions pertaining to the Participant’s Option.

(ee)                            “Restricted Stock Agreement” shall mean the agreement between the Company and a Participant who acquires Shares under Section 5 which contains the terms, conditions and restrictions pertaining to the acquisition of such Shares.

(ff)                                “Stock Purchase Right” means a right to purchase Shares granted under Section 5.

(gg)                          “Subsidiary” means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company, if each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.  A corporation that attains the status of a Subsidiary on a date after the adoption of the Plan shall be considered a Subsidiary commencing as of such date.

16.                                 Execution.

The undersigned hereby certifies that the foregoing is the bebe stores, inc. 1997 Stock Plan as amended and restated.

bebe stores, inc.

By:	/s/ Manny Mashouf

Title:	President